As filed with the Securities and Exchange Commission on July 8, 2010
Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

PRIMUS GUARANTY, LTD.
(Exact name of Registrant as Specified in its Charter)

Bermuda	98-0402357
(State or Other Jurisdiction of	(IRS Employer Identification No.)
Incorporation or Organization)

Clarendon House
2 Church Street
Hamilton HM 11, Bermuda
(Address of Principal Executive Offices)

Primus Guaranty, Ltd. Incentive Compensation Plan
Written Compensation Agreements with Certain Employees
(Full Title of the Plan)

Vincent Tritto, Esq.
Primus Asset Management, Inc.
360 Madison Avenue, 23rd Floor
New York, New York 10017
(212) 697-2227
(Name, Address and Telephone Number of Agent for Service)

Copy to:
Stephen P. Farrell, Esq.
Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
(212) 309-6000
Fax: (212) 309-6001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum	Proposed
		Offering	Maximum	Amount of
Title of Each Class of	Amount to Be	Price Per	Aggregate	Registration
Securities to Be Registered	Registered	Share	Offering Price	Fee
Common shares, $0.08 par value, subject to restricted share units, performance share units, performance share awards or deferred share awards, or reserved for future grants, under the Primus Guaranty, Ltd. Incentive Compensation Plan (the “Incentive Compensation Plan”)	15,849,213 shares(1)	3.88 (2)	$61,494,946 (2)	$4,385	(3)
Common shares, $0.08 par value, subject to restricted share units granted under written compensation agreements with certain employees (the “Written Compensation Agreements”)	378,000 shares(1)	3.88 (2)	$1,466,640 (2)	$105	(3)
Restricted Share Units (4)	(5)	(6)	(6)		(6)
Performance Share Units (4)	(5)	(6)	(6)		(6)
Performance Share Awards (4)	(5)	(6)	(6)		(6)
Deferred Share Awards (4)	(5)	(6)	(6)		(6)
Common shares TOTAL	16,227,213 shares(1)	3.88 (2)	$62,961,586 (2)	$4,490	(3)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional common shares, $0.08 par value (“common shares”), which become issuable under the Incentive Compensation Plan or any written compensation agreements by reason of any share dividend, share split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding common shares.

(2)	Calculated pursuant to paragraphs (c) and (h) of Rule 457 (based upon the average of the reported high and low sales prices for the Registrant’s common shares as reported on the New York Stock Exchange for July 2, 2010).

(3)	Calculated pursuant to Section 6(b) of the Securities Act, as follows: Proposed maximum aggregate offering price per share multiplied by 0.0000713.

(4)	Restricted share units, performance share units, performance share awards and deferred share awards represent rights, with or without dividend equivalents, to acquire common shares for no additional consideration pursuant to the Incentive Compensation Plan, upon the vesting thereof or, with respect to restricted share units granted under the written compensation agreements, pursuant to the written compensation agreements, upon the vesting thereof.

(5)	Each restricted share unit, performance share unit, performance share award and deferred share award shall represent a right to acquire one common share, subject to adjustment for any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding common shares. The aggregate number of restricted share units, performance share units, performance share awards and deferred share awards issued pursuant to the Incentive Compensation Plan and the written compensation agreements shall not exceed the number of common shares being registered herein, as adjusted pursuant to Rule 416(a).

(6)	Included in the offering price and fee calculations for the common shares being registered herein. Any value attributable to the restricted share units, performance share units, performance share awards and deferred share awards, representing rights to acquire common shares, is reflected in the market price of the common shares, and any restricted share units, performance share units, performance share awards and deferred share awards sold will be sold for consideration not to exceed the value of the underlying common shares represented by the restricted share units, performance share units, performance share awards and deferred share awards on the date of sale. Accordingly, there is no additional offering price or registration fee with respect to the restricted share units, performance share units, performance share awards and deferred share awards being registered herein.

EXPLANATORY NOTE
This Registration Statement includes a form of prospectus to be used by officers, directors and employees of ours and of our subsidiaries or by their donees, pledges or transferees or others on their behalf, in connection with the resale of common shares, which common shares are registered pursuant to this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PROSPECTUS
2,328,199 SHARES
PRIMUS GUARANTY, LTD.
COMMON SHARES

This prospectus relates to the resale of our common shares by officers, directors and employees of ours and of our subsidiaries or by their donees, pledges or transferees or others on their behalf. The common shares which may be sold have previously been acquired, or will be acquired, by these individuals pursuant to awards under our Incentive Compensation Plan or written compensation contracts. We will not receive any of the proceeds from the sale of these common shares.
We will pay all expenses in connection with the registration of the common shares; we will not pay commissions, discounts and fees of underwriters, brokers, dealers or agents.
You should carefully read this prospectus and any prospectus supplement, together with the documents incorporated by reference, before you invest in our common shares.
Our common shares are listed on the New York Stock Exchange (NYSE:PRS). On July 7, 2010 the last reported sale prices of the common shares on the NYSE was $3.97 per share.
See “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated by reference herein, to read about factors you should consider before buying our common shares.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated July 8, 2010

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus contains forward-looking statements within the meaning of the safe harbor provisions of U.S. Private Securities Litigation Reform Act of 1995 with respect to our future financial or business performance, strategies or expectations. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. All statements, other than statements of historical facts, included in this document regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “opportunity,” “seek,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make and future results could differ materially from historical performance. We have included important factors in the cautionary statements included in our Annual Report on Form 10-K, which is incorporated by reference herein, particularly in the “Risk Factors” section of such Annual Report, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Forward-looking statements speak only as of the date they are made, and we do not assume any obligation to, and do not undertake to, update any forward-looking statements.

PROSPECTUS SUMMARY
This summary provides a brief overview of the key aspects of Primus Guaranty, Ltd. and all material terms of the offered securities that are known as of the date of this prospectus. Unless otherwise indicated or the context otherwise requires, when we use the words the Company, we, us, ours and our, we are referring to Primus Guaranty, Ltd., when we use the words Primus Asset Management, we are referring to Primus Asset Management, Inc. alone or collectively with its wholly owned subsidiary, CypressTree Investment Management, LLC (“CypressTree”), and when we use the words Primus Financial, we are referring to Primus Financial Products, LLC alone or collectively with its wholly owned subsidiaries. For a more complete understanding of the terms of a particular issuance of offered securities, and before making your investment decision, you should carefully read:
•	this prospectus, which explains the general terms of the securities that we may offer; and
•	the documents referred to in “Where You Can Find More Information” for information about us, including our financial statements.
Primus Guaranty, Ltd.
We are a Bermuda company that was incorporated in 1998 and are a holding company that currently conducts business through two operating subsidiaries, Primus Asset Management and Primus Financial Products. Primus Asset Management is an investment manager to affiliated companies and third-party entities. Primus Financial Products, LLC is a credit derivative product company (“CDPC”).
Primus Asset Management, a Delaware corporation, acts as manager of the credit swap and cash investment portfolios of its affiliate, Primus Financial. Additionally Primus Asset Management manages collateralized loan obligations (“CLOs”), collateralized swap obligations (“CSOs”), investment fund vehicles and separately managed accounts on behalf of third parties. The CLOs issue securities backed by a diversified pool of primarily below investment grade rated senior secured loans of corporations. The CSOs issue securities backed by one or more credit swaps sold against a diversified pool of investment grade corporate or sovereign Reference Entities (as defined below). Primus Asset Management receives fees for its investment management services. In general, such management fees are calculated based on a percentage of assets under management, subject to applicable contractual terms. Primus Asset Management also has entered into a Services Agreement with its affiliates, whereby it provides management, consulting and information technology services, among others, to its affiliates. As of March 31, 2010, Primus Asset Management managed Primus Financial’s credit swap portfolio of $16.4 billion in notional amount and together with CypressTree managed assets of approximately $3.5 billion in CLOs, CSOs, investment fund vehicles and separately managed accounts.
Primus Financial is a Delaware limited liability company that, as a CDPC, was established to sell credit protection in the form of credit swaps primarily to global financial institutions and major credit swap dealers, referred to as counterparties, against primarily investment grade credit obligations of corporate and sovereign issuers. In exchange for a fixed quarterly premium, Primus Financial agreed, upon the occurrence of a defined credit event (e.g., bankruptcy, failure to pay or restructuring) affecting a designated issuer, referred to as a Reference Entity, to pay to its counterparty an amount determined through industry-sponsored auctions equivalent to the notional amount of the credit swap less the auction-determined recovery price of the underlying debt obligation. Primus Financial may elect to acquire the underlying security in the related auction or in the market and seek to sell such obligation at a later date.
Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The telephone number is 441-296-0519. The offices of Primus Asset Management and Primus Financial are located at 360 Madison Avenue, New York, New York 10017, and their telephone number is 212-697-2227.

WHERE YOU CAN FIND MORE INFORMATION
We must file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any documents we file at the SEC’s public reference rooms in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facility. Our SEC filings are also available to the public from the SEC’s Web site at http://www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus may update documents previously filed with the SEC, and later information that we file with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering:
(a)	Our Annual Report on Form 10-K for the fiscal period ended December 31, 2009 filed with the SEC on March 16, 2010;
(b)	Our Current Reports on Form 8-K filed with the SEC on March 31, 2010, May 4, 2010 and May 13, 2010;
(c)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed with the SEC on May 17, 2010; and
(d)	Our Form 8-A (File Number 001-32307) filed with the SEC on September 24, 2004, including any amendments or reports filed for the purpose of updating the description of our common shares.
You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Primus Guaranty, Ltd.
c/o Primus Asset Management, Inc.
360 Madison Avenue, 23rd Floor
New York, New York 10017
Attention: Investor Relations
(212) 697-2227

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. This prospectus does not constitute an offer to sell or solicitation of an offer to buy.
Information on our Web site is not part of this prospectus.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the common shares by the individuals named herein.
SELLING SHAREHOLDERS
The following table identifies the beneficial ownership of our common shares, any of whom may use this prospectus to sell our common shares. We do not know whether the individuals listed below will sell any or all of their common shares covered by this prospectus. Assuming all such common shares are sold by them, none of the individuals would own one percent (1%) or more of our common shares unless indicated below.

			Number of		Number of
			Shares		Shares
	Number of		Covered By This		Owned After
Owner	Shares Owned(1)		Prospectus(2)		Sales

Non-Executive Directors and Non-Executive Director Nominees:
Michael P. Esposito, Jr., Chairman	148,405	(3)	43,806		104,599	*

Frank P. Filipps	58,808	(4)	43,806		15,002	*

Paul S. Giordano	48,154	(5)	43,806		4,348	*

Thomas J. Hartlage	5,500	(6)	52,733	(7)	5,500	*(6)

Robert R. Lusardi	85,598	(8)	43,806		41,792	*

James H. MacNaughton	36,928	(9)	34,428		2,500	*

John A. Ward, III	78,589	(10)	43,806		20,000	*

Officers and Employees:
Thomas W. Jasper Chief Executive Officer & Director	1,545,288	(11)	1,600,753	(12)	1,151,445	(13)

Richard Claiden Chief Financial and Operating Officer	361,314	(14)	421,255	(15)	363,199	*
We may supplement this table to reflect additional awards made under our Incentive Compensation Plan to the named individuals or to others.

*	Less than 1% of common shares outstanding.

(1)	The number shown reflects the number of common shares beneficially owned as of May 10, 2010, to the knowledge of the Company, based on information furnished by the persons named, public filings and the Company’s records. A person is deemed to be a beneficial owner of common shares if the person, either alone or with others, has the power to vote or to dispose of those common shares. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment authority with respect to the shares listed. To the extent indicated in the notes below, common shares beneficially owned by a person include common shares of which the person has the right to acquire beneficial ownership within 60 days after May 10, 2010. There were 39,000,883 of the Company’s common shares outstanding as of May 10, 2010.

(2)	The common shares in this column for non-executive directors and non-executive director nominees include transfer restrictions that lapse after such non-executive directors or non-executive director nominees leave the Board.

(3)	Includes 48,405 common shares with transfer restrictions that lapse after Mr. Esposito leaves the Board.

(4)	Includes 58,589 common shares with transfer restrictions that lapse after Mr. Filipps leaves the Board.

(5)	Includes 48,154 common shares with transfer restrictions that lapse after Mr. Giordano leaves the Board.

(6)	Excludes 5,582,585 common shares owned by Transamerica Life Insurance Company, as to which Mr. Hartlage disclaims beneficial ownership. Also excludes 58,589 common shares with transfer restrictions that lapse after he leaves the Board, as to which Mr. Hartlage has ceded his ownership to Transamerica Life Insurance Company.

(7)	These are common shares granted under the Incentive Compensation Plan with transfer restrictions that lapse after Mr. Hartlage leaves the Board, as to which he has ceded his ownership to Transamerica Life Insurance Company.

(8)	Includes 56,798 common shares with transfer restrictions that lapse after Mr. Lusardi leaves the Board.

(9)	Includes 34,428 common shares with transfer restrictions that lapse after Mr. MacNaughton leaves the Board.

(10)	Includes 58,589 common shares with transfer restrictions that lapse after Mr. Ward leaves the Board.

(11)	Includes 119,523 common shares beneficially owned by Mr. Jasper by trust and 405,000 common shares which may be acquired upon the exercise of options. Also includes 423,516 deferred common shares deliverable six months after Mr. Jasper’s departure from the Company. Excludes 50,000 unvested options and 1,064,086 unvested restricted share units. Unvested awards are shown without reduction for any withholding tax that may be paid in kind.

(12)	Includes 50,000 unvested options and 1,064,086 unvested restricted share units. Unvested awards are shown without reduction for any withholding tax that may be paid in kind.

(13)	Mr. Jasper would own 2.95% of the common shares outstanding as of May 10, 2010 after sale of the common shares covered by this prospectus.

(14)	Includes 128,200 common shares which may be acquired upon the exercise of options. Also includes 233,114 deferred common shares deliverable six months after Mr. Claiden’s departure from the Company. Excludes 25,000 unvested options and 398,140 unvested restricted share units. Unvested awards are shown without reduction for any withholding tax that may be paid in kind.

(15)	Includes 25,000 unvested options and 398,140 unvested restricted share units. Unvested awards are shown without reduction for any withholding tax that may be paid in kind.

PLAN OF DISTRIBUTION
The common shares covered by this prospectus will be sold, if at all, by the individuals named above or by their donees, pledgees, transferees or others on their behalf, and not by us. The common shares may be sold from time to time as follows:
•	on the New York Stock Exchange, in the over-the-counter market, on an inter-dealer quotation system or on another national securities exchange (any of which may involve crosses and block transactions);
•	to purchasers directly;
•	in ordinary brokerage transactions in which the broker solicits purchasers;
•	through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from a seller and/or the purchasers of the common shares for whom they may act as agent;
•	through the writing of put or call options on the common shares;
•	through the granting of a security interest in any common share as collateral for any loan or obligation, including such grants to brokers or dealers who may from time to time effect distributions of the common shares or other interests in the common shares;
•	through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;
•	through block trades in which the broker or dealer so engaged will attempt to sell the common shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;
•	through exchange distributions in accordance with the rules of the applicable exchange;
•	in any combination of one or more of these methods; or
•	in any other lawful manner.
These sales may be made at prices related to the then current market price or otherwise at prices and on terms then prevailing, or in privately negotiated transactions. In effecting sales, a broker or dealer engaged by an individual using this prospectus to sell common shares may arrange for other brokers or dealers to participate in the sale. In addition, any common shares covered by this prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act of 1933, as amended (the “Securities Act”), or Rule 144 or 701(g) under the Securities Act, may be sold thereunder rather than by this prospectus.

In connection with distributions of the common shares or otherwise, persons using this prospectus to sell common shares may enter into hedging transactions with broker-dealers. In connection with hedging a transaction, a broker-dealer may engage in short sales of common shares registered hereunder in the course of hedging the positions it assumes with the seller. The seller may also sell common shares short and deliver the common shares to close out the short positions. The seller may also enter into an option or other transaction with a broker-dealer which requires the delivery to the broker-dealer of common shares we have registered, which the broker-dealer may resell by this prospectus.
A seller may pay a broker-dealer or an agent compensation in the form of commissions, discounts or concessions. The broker-dealer and any other participating broker-dealer may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.
We may be required to file a supplemented prospectus in connection with any activities involving a seller which may be deemed to be an “underwriting.” In that case, a supplement to this prospectus would contain (1) information as to whether an underwriter selected by a seller, or any other broker-dealer, is acting as principal or agent for the seller, (2) the compensation to be received by an underwriter selected by a seller or any broker-dealer, for acting as principal or agent for a seller and (3) the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions. Any broker or dealer participating in any distribution of the common shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any common shares from or through such a broker-dealer.
We have advised the people identified in this prospectus as potential sellers of common shares that during any period when they may be engaged in a distribution of the common shares offered by this prospectus, they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes any seller, any affiliated purchaser and any broker-dealer or other individual who participates in such a distribution from bidding for or purchasing, or attempting to induce any individual to bid for or purchase any security, that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of these factors may affect the marketability of our common shares.
The people identified in this prospectus as potential sellers of common shares offer to sell all, some or none of the common shares covered by this prospectus. Because it is possible that a significant number of common shares could be sold simultaneously by means of this prospectus, such sales, or the possibility thereof, may have an adverse effect on the market price of our common shares.

VALIDITY OF COMMON SHARES
The validity of the common shares which may be offered hereunder has been passed upon by Conyers Dill & Pearman Limited, Hamilton, Bermuda.
EXPERTS
The consolidated financial statements of Primus Guaranty, Ltd. appearing in Primus Guaranty, Ltd’s Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of Primus Guaranty, Ltd.’s internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”), are incorporated by reference into this Registration Statement:
(a)	Our Annual Report on Form 10-K for the fiscal period ended December 31, 2009 filed with the SEC on March 16, 2010;
(b)	Our Current Report on Form 8-K filed with the SEC on March 31, 2010, May 4, 2010 and May 13, 2010;
(c)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed with the SEC on May 17, 2010; and
(d)	Our Form 8-A (File Number 001-32307) filed with the SEC on September 24, 2004, including any amendments or reports filed for the purpose of updating the description of our common shares.
All reports and other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
Not Applicable.
Item 5. Interests of Named Experts and Counsel.
Not Applicable.
Item 6. Indemnification of Directors and Officers.
Under Bermuda law we may and under our Bye-laws, we will indemnify our directors, officers, the resident representative of the Company, any other person appointed to a committee of the board of directors and certain other persons (and their respective heirs, executors or administrators) to the full extent permitted by law against all actions, costs, charges, liabilities, loss, damage or expense incurred or suffered by such person by reason of any act done, concurred in or omitted in the discharge of his/her duties; provided that such indemnification shall not extend to any matter involving any fraud or dishonesty on the part of such director, officer or other person. Under our Bye-laws, the Company and each of our shareholders agree to waive any claim or right of action, other than those involving fraud or dishonesty, against any of our officers, directors or resident representative arising out of any action taken by such persons, or the failure to take any action, in the performance of his or her duties with or for us.
We have entered into indemnification agreements with our directors and officers under which we have agreed to indemnify any director or officer made, or threatened to be made, a party to any action or proceeding (including an action by or in the right of Primus Guaranty, Ltd.), whether civil or criminal, by reason of the fact that any of them is or was a director or officer of our company, or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against any judgments, fines, amounts paid in settlement and reasonable expenses which they incur. We also maintain liability insurance covering our directors and officers.
Item 7. Exemption from Registration Claimed.
Certain outstanding securities to be resold under this registration statement were sold by Primus Guaranty, Ltd. in transactions that were exempt from the registration requirements of the Securities Act either (i) pursuant to Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, or (ii) with respect to issuances to officers or directors, Rule 701, promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701.

Exhibits.

Exhibit	Description

4.1	Memorandum of Association of Primus Guaranty, Ltd. (Incorporated by reference to Exhibit 3.1 to the S-1 dated July 23, 2004)

4.2	Bye-Laws of Primus Guaranty, Ltd. (Incorporated by reference to Exhibit 3.2 to the S-1/A dated June 10, 2004)

4.3	Primus Guaranty, Ltd. Incentive Compensation Plan (including amendments through January 28, 2009) (Incorporated by reference to Exhibit 10.12 to the Form 10-K filed on March 16, 2009)

5.1	Opinion of Conyers Dill & Pearman Limited.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

24	Powers of Attorney (included on signature page).
Item 8. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWERS OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on July 8, 2010.

PRIMUS GUARANTY, LTD.
By:	/s/ Thomas W. Jasper
Thomas W. Jasper
Chief Executive Officer
Each person whose signature appears below constitutes and appoints each of Thomas W. Jasper, Richard Claiden and Vincent Tritto, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following individuals in the capacities and on the date or dates indicated.

Signature	Title	Date

/s/ Thomas W. Jasper Thomas W. Jasper	Director and Chief Executive Officer (Principal Executive Officer)	July 8, 2010

/s/ Richard Claiden Richard Claiden	Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)	July 8, 2010

/s/ Michael P. Esposito, Jr. Michael P. Esposito, Jr.	Director and Chairman of the Board	July 8, 2010

/s/ Frank P. Filipps Frank P. Filipps	Director	July 8, 2010

/s/ Thomas J. Hartlage Thomas J. Hartlage	Director	July 8, 2010

/s/ Robert R. Lusardi Robert R. Lusardi	Director	July 8, 2010

/s/ John A. Ward, III John A. Ward, III	Director	July 8, 2010

/s/ David E. Czerniecki David E. Czerniecki	Director	July 8, 2010

/s/ Paul S. Giordano Paul S. Giordano	Director	July 8, 2010

/s/ James H. MacNaughton James H. MacNaughton	Director	July 8, 2010

INDEX TO EXHIBITS

Exhibit	Description

4.1	Memorandum of Association of Primus Guaranty, Ltd. (Incorporated by reference to Exhibit 3.1 to the S-1 dated July 23, 2004)

4.2	Bye-Laws of Primus Guaranty, Ltd. (Incorporated by reference to Exhibit 3.2 to the S-1/A dated June 10, 2004)

4.3	Primus Guaranty, Ltd. Incentive Compensation Plan (including amendments through January 28, 2009) (Incorporated by reference to Exhibit 10.12 to the Form 10-K filed on March 16, 2009)

5.1	Opinion of Conyers Dill & Pearman Limited.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

24	Powers of Attorney (included on signature page).